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                                                                       Exhibit 5

                   [Letterhead of Sidley Austin Brown & Wood]

                                  June 24, 2002

Cobra Electronics Corporation
6500 West Cortland Street
Chicago, Illinois 60707

         Re:  Cobra Electronics Corporation
              Registration on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Cobra Electronics Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 25,000 shares of common stock, par value $.33 1/3 per share, of the Company ("Common Stock") to be offered to participants in the Company's 2002 Outside Directors Stock Option Plan (the "Plan").

         We are familiar with the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

         In this connection, we have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each share of Common Stock which is newly issued pursuant to the Plan will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such share as contemplated by the Registration Statement;
(iii) such share shall have been duly issued and sold in the manner contemplated by the Plan; and (iv) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.


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                   [Letterhead of Sidley Austin Brown & Wood]

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Common Stock pursuant to the Plan.

         We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

         This opinion letter is limited to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Act or the related rules promulgated by the Commission.

                                Very truly yours,

                                /s/ Sidley Austin Brown & Wood

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